EXHIBIT 10.13

                                      RCT = Requested Confidential Treatment

                   FIRST AMENDMENT TO SETTLEMENT AGREEMENT

THIS FIRST AMENDMENT TO SETTLEMENT AGREEMENT ("First Amendment") is made as of this 22nd day of December, 1999, among Cardivan Company, a Nevada corporation; Corral United, Inc., a Nevada corporation; Jackpot Enterprises Inc., a Nevada corporation; and Albertson's, Inc., a Delaware corporation.

                                   RECITALS

1. The parties to this First Amendment entered a Settlement Agreement as of November 18, 1999, to resolve disputes arising from license agreements and litigation identified therein; and now desire to amend the Settlement Agreement to more accurately reflect their original intent.

                                   AGREEMENT

1. Paragraph 13 of the Settlement Agreement is hereby omitted, and the following substituted in its place:

       13. Albertson's agrees to give Cardivan a credit against the license fees it has paid to Albertson's on account of the 15 Las Vegas stores, from the time that Raley's took possession until Feb. 1, 2000, ("Paid License Fees") to the extent the Paid License Fees exceed the amount that United agreed to pay to Raley's. (The amount of excess is approximately RCT per device per month reflecting a payment for the Southern Nevada stores of RCT per device per month which amount constitutes the total amount of lost fees that Raley's would have received from United for all devices in Nevada.) This credit shall automatically be reduced, and may be reduced to zero, by a) the amount of the Paid License Fees, if any, that a court orders that Raley's is entitled to; and/or by b) the amount of the Paid License Fees, if any, that Albertson's, and Cardivan agree should be paid to Raley's. This credit shall not be given until both the Action and United Coin v. Cardivan, Albertson's, et al. filed in District Court, Clark Co., Nevada, are dismissed or otherwise finally adjudicated.

  2. In all other respects, the Settlement Agreement remains unchanged and in full force and effect.

  ALBERTSON'S INC.                         JACKPOT ENTERPRISES INC.


  By:  /s/ Charles F. Cole                 By:  /s/ Don R. Kornstein
       _________________________________        __________________________
       Name:  Charles F. Cole                   Name:  Don R. Kornstein
       Title: Vice President, Litigation        Title: President and Chief
              and Regulatory Affairs                   Executive Officer

  AMERICAN DRUG STORES INC.                CARDIVAN COMPANY

  By:  /s/ Charles F. Cole                 By:  /s/ George Congdon
       __________________________________       __________________________

       Name:  Charles F. Cole                   Name:  George Congdon
       Title: Vice President                    Title: President

  LUCKY STORES INC.                        CORRAL UNITED INC.

  By:  /s/ Charles F. Cole                 By:  /s/ George Congdon
       __________________________________       __________________________
       Name:  Charles F. Cole                   Name:  George Congdon
       Title: Vice President                    Title: President